EXHIBIT A

FOR IMMEDIATE RELEASE                                   Contact: S.B. Elliott
                                                            tel: (212) 290-1515

                         MILESTONE SCIENTIFIC COMPLETES
                               PRIVATE PLACEMENT

         Short Hills, N.J. March 14 - Milestone Scientific Inc. (NASDAQ :
"Wand") today announced that yesterday, after the close of business, it consummated a private placement of unregistered securities through a Placement Agent. Milestone received gross proceeds of $4,022,500 for 852,262 Units, each consisting of one share of Common Stock and one Common Stock Purchase Warrant exercisable at $4.72 per share. Under the terms of the offering, Milestone is required to file a registration statement for the securities by April 30, 1997. The private placement was over subscribed and Milestone accepted subscriptions for somewhat more than the maximum number of Units offered. The Placement Agent received customary cash fees and a warrant to purchase 85,226 Units at $4.72 per Unit.